EXHIBIT 10.20


                            PROMISSORY NOTE


$1,683,348.33                                     October 28, 2002




     The undersigned, Competitive Technologies, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Foley & Lardner the principal sum of $1,683,348.33, plus simple interest thereon accruing from the date hereof at the rate of 11% per annum, in furtherance of the terms of an Agreement between the Maker and Foley & Lardner dated as of the date hereof attached hereto as Exhibit A. As provided in the aforesaid Agreement, payment hereunder shall be made within 30 days after, and is fully contingent upon, Maker's recovery of legal fee reimbursements or receipt of cash proceeds upon successful resolution of the lawsuit currently pending in the Federal District Court, Northern District of California, against Fujitsu et al.

     Maker hereby waives all notice, demand for payment, presentment for payment, protest and notice of protest.


                                   COMPETITIVE TECHNOLOGIES, INC.



                                   By /s/ Frank R. McPike, Jr.


                                                       EXHIBIT A


                               AGREEMENT


     Foley & Lardner agrees that Competitive Technologies, Inc.'s obligation to make any further payments beyond those already made for legal fees and disbursements expended in the legal actions brought against or by Fujitsu et al. shall be limited to the payment of $1,683,348.53, plus simple interest thereon accruing from the date of this Agreement at the rate of 11% per annum, solely from the recovery of legal fee reimbursements or proceeds received by Competitive Technologies upon the successful resolution of the action, as awarded by the court or through negotiated settlement. The payment described herein shall be paid within thirty (30) days of the date Competitive Technologies receives good funds representing the proceeds received upon the successful resolution of the action.

     Other than as stated herein, Foley & Lardner further agrees that Competitive Technologies, Inc. has no obligation to make any payments further to those already made to Foley & Lardner for legal fees and disbursements for any and all services rendered by Foley & Lardner through the date hereof.



COMPETITIVE TECHNOLOGIES, INC.          FOLEY & LARDNER


By: /s/ Frank R. McPike, Jr.            By:  Richard Phelan

Its: Executive Vice President & CFO     Its: Managing Partner-Chicago

Dated:    10/28/02                      Dated:    10/28/02